    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON NOVEMBER 12, 1999
                                                       REGISTRATION NO. 33-80508
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                -----------------

                         POST-EFFECTIVE AMENDMENT NO. 6
                                   ON FORM S-3
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                                 ---------------

                               FOTOBALL USA, INC.
             (Exact name of registrant as specified in its charter)


            DELAWARE                                        33-0614889
(State or other jurisdiction of                          (I.R.S. Employer
 incorporation or organization)                         Identification No.)

                                3738 RUFFIN ROAD
                           SAN DIEGO, CALIFORNIA 92123
                                 (619) 467-9900
               (Address, including zip code, and telephone number,
       including area code, of registrant's principal executive offices)

                                 --------------

                                 MICHAEL FAVISH
                      PRESIDENT AND CHIEF EXECUTIVE OFFICER
                               FOTOBALL USA, INC.
                                3738 RUFFIN ROAD
                           SAN DIEGO, CALIFORNIA 92123
                                 (619) 467-9900
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                   -----------

                                   Copies to:

                            CHARLES I. WEISSMAN, ESQ.
                      SWIDLER BERLIN SHEREFF FRIEDMAN, LLP
                          919 THIRD AVENUE, 20TH FLOOR
                            NEW YORK, NEW YORK 10022
                                 (212) 758-9500

                                   -----------

          APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective.

          If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

          If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: [X]

          If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] _____

          If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] _____

          If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

          THIS REGISTRATION STATEMENT SHALL HEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933.

                                EXPLANATORY NOTE

          This amendment is being filed solely to deregister all of the remaining securities registered hereunder and described below:

          1. 725,506 Redeemable Common Stock Purchase Warrants which expired in accordance with their terms on August 27, 1999, and the 725,506 shares of Common Stock issuable upon exercise of such warrants.

          2. 110,000 Redeemable Common Stock Purchase Warrants which were terminated as a result of the termination of the Unit Purchase Option with the Representative on August 10, 1999, and 88,000 shares of Common Stock issuable upon exercise of such warrants (the other 22,000 shares being issued in connection with the termination).

                                   SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on the 9th day of November, 1999.

                             FOTOBALL USA, INC.

                             By: /s/ Michael Favish
                                 -----------------------------------------------
                                 Michael Favish
                                 President, Chief Executive Officer and Director


          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


  NAME AND SIGNATURE                            TITLE                                  DATE
  ------------------                            -----                                  ----
  /s/ Michael Favish        President and Chief Executive Officer and a         November 9 , 1999
------------------------    Director (Principal Executive Officer)
    Michael Favish

 /s/ Clifford A. Lyon       Senior Vice President and Chief Financial Officer   November 9 , 1999
------------------------    (Principal Financial Officer)
   Clifford A. Lyon

/s/ Salvatore DiMascio      Director                                            November 9 , 1999
------------------------
  Salvatore DiMascio

 /s/ Nicholas Giordano      Director                                            November 9 , 1999
------------------------
   Nicholas Giordano

/s/ Joel K. Rubenstein      Director                                            November 9 , 1999
------------------------
  Joel K. Rubenstein

                            Director                                            November   , 1999
------------------------
     John J. Shea